UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 29, 2012
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-54751	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

608 – 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 687-0300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.	Submission of Matters to a Vote of Security Holders

An Annual General and Special Meeting of Shareholders (“AGM”) of Passport Potash Inc. (the “Company”) was held on November 29, 2012 as adjourned on November 23, 2012 to approve the agenda items described below.

A total of 64,559,737 shares (37.37% of the 172,751,863 issued and outstanding shares of the Company’s common stock entitled to vote as of October 9, 2012, the record date for the AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the AGM. The agenda items submitted at the AGM were passed as described below. Percentages indicated below reflect the percentage of the total number of shares voted (or withheld/abstained) at the AGM with respect to each agenda item and do not include broker non-votes.

Agenda Item 1.           To set the number of directors at eight (8). The votes cast for or against this agenda item were as follows:

For		Against
63,724,177	98.77%	791,060	1.23%

There were no withheld/abstained votes and 44,500 broker non-votes with respect to this agenda item. Broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on this agenda item.

Agenda Item 2.           To elect the following eight (8) directors. The votes cast for and withheld/abstained with respect to each nominee were as follows:

Nominee	For		Withheld
Joshua Bleak	48,028,429	99.33%	323,494	0.67%
Laara Shaffer	47,191,473	97.60%	1,160,450	2.40%
Ali Rahimtula	48,050,339	99.38%	301,584	0.62%
R. Dennis Ickes	48,147,760	99.58%	204,163	0.42%
Matthew Salmon	48,141,339	99.56%	210,584	0.44%
David J. Salisbury	48,163,588	99.61%	188,335	0.39%
John Eckersley	48,144,039	99.57%	207,884	0.43%
Jerry Aiken	48,159,739	99.60%	192,184	0.40%

There were 16,207,814 broker non-votes with respect to this agenda item. Votes that were withheld/ abstained and broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on the election of directors.

Agenda Item 3.           To ratify the appointment of Dale Matheson Carr-Hilton Labonte LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2013. The votes cast for or against this agenda item, and the number of withheld votes/abstentions, were as follows:

For		Against		Withheld
64,134,665	99.34%	Nil	Nil	425,071	0.66%

There was 1 broker non-vote with respect to this agenda item. Withheld votes/abstentions were counted for purposes of determining the presence or absence of a quorum. Withheld votes/abstentions were deemed to be “votes cast”, and had the same effect as a vote against this agenda item.

Agenda Item 4.           To approve the continuation of the Company’s 2011 Rolling Share Option Plan. The votes cast for or against this agenda item were as follows:

For		Against
26,580,932	54.97%	21,770,991	45.03%

There were no withheld/abstained votes and 16,207,814 broker non-votes with respect to this agenda item. Broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on this agenda item.

Agenda Item 5.           To approve a consolidation of the Company’s issued and outstanding shares. The votes cast for or against this agenda item were as follows:

For		Against
41,332,253	88.32%	5,464,170	11.68%

There were no withheld/abstained votes, 1,600,000 spoiled votes and 16,163,314 broker non-votes with respect to this agenda item. Broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on this agenda item.

Agenda Item 6.           To approve an amendment to the Company’s current Articles to change the quorum requirements for the transaction of business at a meeting. The votes cast for or against this agenda item were as follows:

For		Against
28,729,917	59.42%	19,622,006	40.58%

There were no withheld/abstained votes and 16,207,814 broker non-votes with respect to this agenda item. Broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on this agenda item.

The Company’s solicitation of proxies with respect to its AGM involved securities of an issuer located in Canada and was being effected in accordance with the corporate laws of the Province of British Columbia, Canada, the securities laws of the provinces of Canada as well as the United States federal securities laws.

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events

The Company’s Board of Directors convened a meeting immediately following the AGM and reappointed the following executive officers:

Joshua Bleak	President and Chief Executive Officer

Laara Shaffer	Chief Financial Officer and Corporate Secretary

John Eckersley	Executive Vice-President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSPORT POTASH INC.

Date: December 10, 2012		/s/ John Eckersley
	Name:	John Eckersley
	Title:	Executive Vice President and a director